Exhibit 2.14

FIRST SUPPLEMENTAL INDENTURE

among

ULTRAPAR INTERNATIONAL S.A.
as Issuer

ULTRAPAR PARTICIPAÇÕES S.A. AND IPIRANGA PRODUTOS DE PETRÓLEO S.A.

as Guarantors

THE BANK OF NEW YORK MELLON
as Trustee, Transfer Agent, Registrar and Principal Paying Agent

and

THE BANK OF NEW YORK MELLON SA/NV - LUXEMBOURG BRANCH
as Luxembourg Paying Agent

Relating to 5.250% Notes due 2029

Dated as of July 20, 2020

1

THIS FIRST SUPPLEMENTAL INDENTURE (this “First Supplemental Indenture”), dated as of July 20, 2020, among Ultrapar International S.A., a public limited liability company (société anonyme) organized and established under the laws of the Grand Duchy of Luxembourg, having its registered office at 6 rue Eugène Ruppert, L-2453 Luxembourg, Grand Duchy of  Luxembourg and registered with the Luxembourg Trade and Companies Register (Registre de commerce et des sociétés, Luxembourg) under number B208982 (the “Issuer”), Ultrapar Participações S.A. and Ipiranga Produtos de Petróleo S.A., as guarantors (together, the “Guarantors”), The Bank of New York Mellon, as trustee (in such capacity, the “Trustee”), Transfer Agent, Registrar and Principal Paying Agent, and The Bank of New York Mellon SA/NV - Luxembourg Branch, as paying agent in Luxembourg (the “Luxembourg Paying Agent”).

RECITALS

WHEREAS, the Issuer, the Guarantors, the Trustee and the Luxembourg Paying Agent entered into an indenture, dated as of June 6, 2019 (as amended, supplemented or otherwise modified, the “Indenture”), relating to the Issuer’s 5.250% Notes due 2029 (the “Notes”) and pursuant to which the Issuer initially issued U.S.$500,000,000 aggregate principal amount of Notes (the “Initial Notes”);

WHEREAS, Section 2.02 of the Indenture provides that Additional Notes may be created and issued from time to time under the Indenture by the Issuer and that such Additional Notes will be treated as a single class under the Indenture with the Initial Notes initially issued pursuant to the Indenture, including, without limitation, waivers, amendments, redemptions, and offers to purchase;

WHEREAS, pursuant to Section 9.01(vi) of the Indenture, the Issuer, the Guarantors and the Trustee are authorized to execute and deliver this First Supplemental Indenture without the consent of any Noteholder;

WHEREAS, the Issuer and the Guarantors have duly authorized the issuance of Additional Notes and the Guarantees of the Additional Notes, respectively, and the Issuer is, on the date hereof, issuing U.S.$350,000,000 in aggregate principal amount of its 5.250% Notes due 2029 under the Indenture (the “New Notes”);

WHEREAS, the Issuer and the Guarantors have duly authorized the execution and delivery of this First Supplemental Indenture for the purpose of the issuance of the New Notes and the authentication and delivery thereof by the Trustee;

WHEREAS, all things necessary to make the New Notes, when executed by the Issuer and authenticated and delivered by the Trustee as provided in the Indenture, the valid, legal and binding obligations of the Issuer, and to constitute a valid indenture and agreement according to its terms, have been done; and

WHEREAS, each Guarantor has done all things necessary to make Guarantees of the New Notes by such Guarantor, when executed by the respective Guarantor, the valid, legal and binding obligation of each Guarantor.

AGREEMENT

NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained and intending to be legally bound, the parties to this First Supplemental Indenture hereby agree as follows:

Section 1. Capitalized terms used herein and not otherwise defined herein are used as defined in the Indenture.

Section 2. As of the date hereof, the Issuer shall issue the New Notes pursuant to the Indenture. The New Notes shall constitute Additional Notes issued pursuant to Section 2.02 of the Indenture and shall be consolidated and treated as a single class with the Initial Notes for all purposes under the Indenture, including, without limitation, waivers, amendments, redemptions, and offers to purchase. The New Notes shall have the same terms in all respects as the Initial Notes, except that interest shall accrue on the New Notes from June 6, 2020. The New Notes shall be issued on July 20, 2020 at a re-offer price of 99.994% of principal amount, plus accrued and unpaid interest, in the amount of U.S.$ 2,245,833.33 in the aggregate, for the period from and including June 6, 2020 up to but excluding July 20, 2020. The New Notes issued in the form of Global Notes will be issued under the same CUSIP/ISIN numbers as the Initial Notes (except that New Notes issued pursuant to Regulation S under the Securities Act will trade separately under different CUSIP/ISIN numbers until at least 40 days after the issue date of the New Notes and thereafter, subject to the terms hereof); it being understood that any New Notes issued in the form of a definitive Note may be exchanged for a beneficial interest in a Global Note in accordance with the provisions of the Indenture. The aggregate principal amount of the New Notes that may be authenticated and delivered pursuant to this First Supplemental Indenture shall be U.S.$350,000,000. Promptly following the termination of 40 days following the issue date of the New Notes, the Issuer shall cause the beneficial interests in New Notes in the form of Regulation S Global Notes to be exchanged for beneficial interests in the Initial Note Regulation S Global Note (CUSIP L9412A AB3) pursuant to the rules and procedures of the Depositary. The Issuer shall instruct the Trustee in writing to process such mandatory exchange, and the Issuer shall deliver to the Trustee an Officer’s Certificate and Opinion of Counsel.

Section 3. This First Supplemental Indenture shall be governed by, and construed in accordance with, the laws of the State of New York, without reference to its choice of law principles. The application of the provisions set out in articles 470-1 to 470-19 (inclusive) of the Luxembourg law on commercial companies dated August 10, 1915, as amended, is excluded.

Each of the Issuer and the Guarantors agrees that any suit, action or proceeding against it brought by any Noteholder or the Trustee arising out of or based upon this First Supplemental Indenture or the New Notes may be instituted in any state or Federal court sitting in the Borough of Manhattan in The City of New York, New York, and waives any objection which it may now or hereafter have to the laying of venue of any such proceeding, and irrevocably submit to the exclusive jurisdiction of such courts in any suit, action or proceeding.

EACH OF THE ISSUER, THE GUARANTORS, THE TRUSTEE, THE PRINCIPAL PAYING AGENT AND THE LUXEMBOURG PAYING AGENT HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHTS TO TRIAL BY JURY IN ANY ACTION, LEGAL PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS FIRST SUPPLEMENTAL INDENTURE, THE INDENTURE OR THE NEW NOTES, THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY, OR THE ACTIONS OF THE TRUSTEE IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE OR ENFORCEMENT HEREOF OR THEREOF.

Section 4. As of the date hereof, the Issuer will issue, and the Trustee is directed to authenticate and deliver, the New Notes under the Indenture, substantially in the form as set forth in the applicable portion of Exhibit A to the Indenture.

Section 5. This First Supplemental Indenture and any Global Note may be executed in any number of counterparts and by different parties thereto in separate counterparts, each of which when so executed shall be deemed to be an original, and all of which taken together shall constitute one and the same agreement. The words “execution,” signed,” “signature,” and words of like import in this First Supplemental Indenture or in any other certificate, agreement or document related to this First Supplemental Indenture shall include images of manually executed signatures transmitted by facsimile or other electronic format (including, without limitation, “pdf”, “tif” or “jpg”) and other electronic signatures (including, without limitation, DocuSign and AdobeSign).  The use of electronic signatures and electronic records (including, without limitation, any contract or other record created, generated, sent, communicated, received, or stored by electronic means) shall be of the same legal effect, validity and enforceability as a manually executed signature or use of a paper- based record-keeping system to the fullest extent permitted by applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, and any other applicable law, including, without limitation, any state law based on the Uniform Electronic Transactions Act or the Uniform Commercial Code.   Delivery of an executed counterpart of a signature page to this First Supplemental Indenture by telecopier or electronic transmission shall be effective as delivery of an original executed counterpart of this First Supplemental Indenture.

Section 6. This First Supplemental Indenture is an amendment supplemental to the Indenture and the Indenture and this First Supplemental Indenture will henceforth be read together.

Section 7. Each of the Trustee, Registrar, Principal Paying Agent and Luxembourg Paying Agent accepts the amendment of the Indenture effected by this First Supplemental Indenture, but only upon the terms and conditions set forth in this First Supplemental Indenture. None of the Trustee, Registrar, Principal Paying Agent or Luxembourg Paying Agent makes any representation as to and shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this First Supplemental Indenture, the Guarantees of the Guarantors, or for or in respect of the recitals contained herein, all of which recitals are made solely by the Issuer and the Guarantors. All of the provisions contained in the Indenture in respect of the rights, privileges, immunities, powers, and duties of the Trustee, Registrar, Principal Paying Agent and Luxembourg Paying Agent shall be applicable in respect of this First Supplemental Indenture as fully and with like force and effect as though fully set forth in full herein. None of the Trustee, Registrar, Principal Paying Agent or Luxembourg Paying Agent shall be accountable for the use or application by the Issuer of the New Notes or the proceeds thereof.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have caused this First Supplemental Indenture to be duly executed as of the date first above written.

ULTRAPAR INTERNATIONAL S.A., as Issuer
By:
Name:
Title:

ULTRAPAR PARTICIPAÇÕES S.A., as Guarantor
By:
Name:
Title:

By:
Name:
Title:

IPIRANGA PRODUTOS DE PETRÓLEO S.A., as Guarantor
By:
Name:
Title:

By:
Name:
Title:

[Signature page to First Supplemental Indenture]

THE BANK OF NEW YORK MELLON, as Trustee, Transfer Agent, Registrar and Principal Paying Agent
By:
Name:
Title:

THE BANK OF NEW YORK MELLON SA/NV

THE BANK OF NEW YORK MELLON SA/NV - LUXEMBOURG BRANCH, as Luxembourg Paying Agent
By:
Name: [⦁]
Title: [⦁]